EXHIBIT 3.3

                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State

September 8, 1998

CAPITAL CONNECTION, INC.
417 E. VIRGINIA ST.
STE. 1
TALLAHASSEE, FL 32301

The Articles of Incorporation for NUTRICEUTICALS.COM CORPORATION were filed on September 8, 1998 and assigned document number P98000077370. Please refer to this number whenever corresponding with this office regarding the above corporation.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO INSURE THAT YOU RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT. TO OBTAIN A FEI NUMBER, CONTACT THE IRS AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Randall Purintun, Document Specialist
New Filing Section                                  Letter Number: 498A000045611

     Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                           ARTICLES OF INCORPORATION
                                       OF
                         NUTRICEUTICALS.COM CORPORATION

                     ARTICLE I - NAME AND PRINCIPAL ADDRESS

     The name of the corporation is Nutriceuticals.Com Corporation and the principal address and principal place of business is 6950 Bryan Dairy Road, Largo, Florida, 33777.

                    ARTICLE II - REGISTERED OFFICE AND AGENT

     The address of its registered office in the State of Florida is c/o PATEL, MOORE & O'CONNOR, P.A., 2240 Belleair Road, Suite 160, in the City of Clearwater, County of Pinellas, Florida 33764. The name of its registered agent at such address is Sandip I. Patel.

                              ARTICLE III - PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Florida.

                    ARTICLE IV - AUTHORIZED SHARES OF STOCK

     The total number of shares of stock which the corporation is authorized to issue is Ten Million (10,000,000) with One Million (1,000,000) shares as blank check preferred shares at no par value and Nine Million (9,000,000) shares of common stock at no par value.

                         ARTICLE V - BOARD OF DIRECTORS

     The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation. The names and mailing addresses of each person who is to initially serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, are as follows:

     NAME                     MAILING ADDRESS
     ----                     ---------------

Mandeep K. Taneja             6950 Bryan Dairy Road, Largo, Florida, 33777.

     In furtherance and not in limitation of the powers conferred by the laws of the State of Florida, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of this corporation.

                            ARTICLE VI - AMENDMENTS

     The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Florida. All rights conferred are granted subject to this reservation.

                           ARTICLE VII - INCORPORATOR

     The incorporator is Sandip I. Patel, Whose mailing address is c/o PATEL, MOORE & O'CONNOR, P.A., 2240 Belleair Road, Suite 160, Clearwater, Florida 33764.

     THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the Laws of the State of Florida, does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true, and, accordingly, have hereto set his hand and seal this 4th day of September, 1998.

                               By: /s/ SANDIP I. PATEL
                                       ------------------------
                                       Sandip I. Patel, Esquire
                                       Incorporator

                        Acknowledgment of Registered Agent

                                       I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said corporation.

                               By: /s/ SANDIP I. PATEL
                                       ------------------------
                                       Sandip I. Patel, Esquire
                                       Registered Agent